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                                                                 EXHIBIT 10.19



                    ADDENDUM TO WAREHOUSE LENDING AGREEMENT



     THIS ADDENDUM TO WAREHOUSE LENDING AGREEMENT is made and entered into as of the 14th day of June, 1996, by and among CREDIT DEPOT CORPORATION, a Delaware corporation whose address is 700 Wachovia Center, Gainesville, GA 30501 ("Borrower"), and NEWSOUTH SPECIAL EQUITIES, L.P., MIDLAND FINANCIAL GROUP, INC., JAMES A. HASLAM, III, WILLIAM E. HASLAM, D. STEPHEN MORROW, CHARLES K. SLATERY, KENNETH SLUTSKY, NFC CORP., KYLHER INVESTMENTS 85-1, L.P., KYLHER INVESTMENTS, L.P. - 1994, AND NEWSOUTH CAPITAL MANAGEMENT, INC. PROFIT SHARING PLAN whose collective address is c/o NewSouth Special Equities, L.P., 1000 Ridgeway Loop Road, Suite 233, Memphis, Tennessee 38120-4023, hereinafter collectively referred to as "Warehouse Lender".

                               R E C I T A L S :

     The parties entered into a Warehouse Lending Agreement of even date with this Addendum and desire to amend the same in accordance with the terms of this Addendum.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the above premises, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1. Section 2 of the Agreement is hereby amended as follows:

        (a) The definition of "Subject Loans" is amended to include the loans originally deposited with the Custodian together with all other loans, notes, instruments, mortgages, deeds of trust, deeds to secure debt, contracts, title insurance policies, insurance policies, and other documents assigned, from time to time, by Borrower to the Warehouse Lender in accordance with this Agreement.

        (b) The third sentence of Section 2 is hereby amended to state that the Borrower shall not only initially provide Subject Loans to secure the Promissory Note in an amount equal to 110% of the outstanding principal balance thereunder, but also shall maintain collateral, consisting of the Subject Loans and cash in the Segregated Account, that complies with the terms of this Section. Such collateral shall have a value equal to the sum of the cash balance in the Segregated Account and the sum of the outstanding principal balances of the Subject Loans ("Collateral Value"). The Collateral Value shall be equal to or greater than 110% of the outstanding principal amount of the Promissory Note at all times during the term of this Agreement.

        (c)       The following is added as the fourth sentence of Section 2:

                  The parties intend that the assignment of the Subject Loans shall be an outright conveyance and transfer. In the event that the transaction is determined by any court to be a loan rather than a conveyance, then Borrower on the date of this Agreement hereby grants and assigns to Warehouse Lender a perfected first priority security interest in the Subject Loans and all notes, instruments, documents, general intangibles, mortgages, deeds of trust, deeds to secure debts, liens, title insurance policies, liability and hazard insurance policies, and all other interests of Borrower in such Subject Loans, whether now owned or hereafter acquired.

        (d) The following sentence shall be added to Section 2: The Assignment of the Subject Loans shall not constitute a satisfaction of any obligations owed by Borrower to Warehouse Lender.


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     2. Section 4 of the Agreement is hereby amended by deleting the words
"Senior Participation Interest" in the second sentence of that section inserting in their place the words "the conveyance of the Subject Loans to Warehouse Lender."

     3. All references to Tender Account in the Agreement are hereby amended to refer to the "Segregated Account."

     4. Section 5 of the Agreement is hereby amended to state the following as the fourth sentence thereof:

                  Any Loans substituted pursuant to this Section shall be in an amount necessary to satisfy the requirements of Section 2 of the Agreement. The Loan so substituted pursuant to this Section shall be either current in payment or delinquent for no more than 20 days.

     5. The last sentence of Section 6 is hereby deleted in its entirety.

     6. Section 8 is hereby amended by inserting the following sentence at the end of such section:

                  Nothing herein shall diminish or affect the obligations of Borrower under Section 2 to maintain Subject Loans in an amount equal to 110% of the outstanding principal balance of the Promissory Note.

     7. Section 9 of the Agreement is hereby amended as follows:

        (a) Section 9(a) shall be deleted in its entirety and shall read as follows:

                  The Warehouse Lender's interest created pursuant hereto is an outright conveyance of the Borrower's interest in the Subject Loans and in the loan documentation associated with all such subject loans.

        (b) Section 9(b) is hereby amended by deleting the word "will" in the fourth paragraph thereof and inserting the word "may."

                  Section 9(b) is further amended to delete the words "insure for repayment of the Tender to the Warehouse Lender" in the eighteenth and nineteenth lines thereof and substitute in their place the following: "comply with the requirements of Section 2 of this Agreement."

     8. Section 16 of this Agreement is amended by deleting all of the terms of that provision other than the first sentence thereof.

     9. A new Section 20 of the Agreement which provides as follows is hereby added to the Agreement:

                  Any default or breach by the Borrower under this Warehouse Lending Agreement shall constitute a breach and default under the Promissory Note and shall entitle the Warehouse Lender to any remedies authorized thereunder or by applicable law. Conversely, any default or breach under the Promissory Note shall also constitute a default under this Agreement. No default shall occur hereunder until the expiration of 10 days from any applicable due date.

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     10. A new Section 21 is hereby added to the Agreement which states as follows:

                  If any one or more of the Subject Loans become delinquent for a period of 90 days or more, Warehouse Lender may instruct a custodian to put such Subject Loan or Subject Loans to the Borrower and Borrower shall accept such Loans and assign other Subject Loans in an amount which is identical to Subject Loan put to the Borrower and complies with Section 2 of this Agreement.

     This Addendum may be executed in several counterparts, and it shall not be necessary that the signatures of all parties be contained on any one counterpart hereof; each of which shall be an original and all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year first above written.


                                  CREDIT DEPOT CORPORATION, A
                                  DELAWARE CORPORATION



                                  By:
                                     -----------------------------------
                                     GERALD F. SULLIVAN, PRESIDENT



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